Exhibit 99.1

CONTACT:	READ IT ON THE WEB
Paul Goldberg	www.dovercorporation.com
Vice President - Investor Relations
(212) 922-1640

DOVER CORPORATION REPORTS FIRST QUARTER 2012 RESULTS

●	Reports revenue of $2.1 billion, an increase of 14% over the prior year, including organic growth of 9%

●	Delivers quarterly diluted earnings per share from continuing operations of $1.05

●	Raises low end of guidance for full-year earnings per share from continuing operations; new range is $4.80 - $5.00

Downers Grove, Illinois, April 18, 2012 —Dover Corporation (NYSE: DOV) announced today that for the first quarter ended March 31, 2012, revenue was $2.1 billion, an increase of 14% over the prior-year period.  The revenue increase was primarily driven by organic growth of 9% and a 5% increase from acquisitions.  Earnings from continuing operations were $196.8 million, or $1.05 diluted earnings per share (“EPS”), compared to $174.8 million, or $0.92 EPS, in the prior-year period, representing increases in earnings from continuing operations and EPS of 13% and 14%, respectively.  EPS from continuing operations increased 19% in the quarter, excluding the impact of tax benefits of $0.04 EPS recognized in the prior year period.

Commenting on the first quarter results, Dover’s President and Chief Executive Officer, Robert A. Livingston, said, “We are off to a great start in 2012 with strong revenue growth across the majority of our end-markets. Our 9% organic revenue growth for the quarter was driven by broad-based strength in energy, refrigeration and food equipment, handsets, fluids, and our industrial end-markets. Segment margin was 16.2%, led by our Energy and Engineered Systems segments, both of which exhibited strong operating leverage on volume. We saw a seasonal upswing in many of our businesses and finished with a solid book-to-bill of 1.06.”

“Dover continued to execute on our growth plans throughout the first quarter, including completing the acquisition of Maag Group. Maag, a leader in gear pumps for the plastics and petrochemical industries, is now part of our Fluid Solutions platform and will help expand our participation in the global fluids space.  We also invested for growth through expansion of our international sales and service network, and strategic capital projects connected with the handset market. These capital projects will improve productivity, facilitate production of new design wins and help drive improved results in the back half of the year.”

“Looking forward, we now expect full year 2012 revenue growth of 10% - 12%, comprised of organic revenue growth of 5% - 7%, plus growth from completed acquisitions of 5%. Based on this revenue assumption, we expect full-year diluted EPS from continuing operations to be in the range of $4.80 - $5.00, which represents a $0.10 increase from the low-end of our prior guidance.”

Net earnings for the first quarter of 2012 were $196.1 million or $1.05 EPS, including a net loss from discontinued operations of $0.7 million, compared to net earnings of $194.9 million, or $1.03 EPS, for the same period of 2011, which included a gain from discontinued operations of $20.1 million, or $0.11 EPS.

Dover will host a webcast of its first quarter 2012 conference call at 10:00 A.M. Eastern Time (9:00 A.M. Central Time) on Wednesday, April 18, 2012.  The webcast can be accessed at the Dover Corporation website at www.dovercorporation.com.  The conference call will also be made available for replay on the website.  Additional information on Dover’s first quarter results and its operating segments can also be found on the company’s website.

About Dover:

Dover Corporation is a multi-billion dollar diversified global manufacturer. For over 50 years, Dover has been providing its customers with outstanding products and services that reflect the company’s commitment to operational excellence, innovation and market leadership. The company focuses on innovative equipment and components, specialty systems and support services through its four major operating segments: Communication Technologies, Energy, Engineered Systems and Printing & Identification. Dover is headquartered in Downers Grove, Illinois and employs nearly 34,000 people worldwide. Dover Corporation is traded on the New York Stock Exchange under "DOV."  Additional information is available at the company’s website at www.dovercorporation.com.

Forward-Looking Statement:

This press release contains “forward-looking” statements within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, income, earnings, cash flows, changes in operations, operating improvements, industries in which Dover companies operate and the U.S. and global economies. Statements in this press release that are not historical may be indicated by words or phrases such as “anticipates,” “expects,” “believes,” “indicates,” “suggests,” “will,” “plans,” “supports,” “projects,” “should,” “would,” “could,” “hope,” “forecast” and “management is of the opinion,” use of future tense and similar words or phrases. Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, uncertainties in the credit and capital markets, interest rates, currency exchange rates, the world economy and sovereign credit, especially in Europe; political events  and possible future terrorist threats that could impact countries where Dover does business or the worldwide economy; the impact of natural disasters and their effect on global supply chains and energy markets; increases in the cost of raw materials; the Company’s ability to achieve expected savings from integration, synergy and other cost-control initiatives; the ability to identify and successfully consummate value-adding acquisition opportunities; increased competition and pricing pressures in the markets served by Dover’s operating companies; the ability of Dover’s companies to expand into new geographic markets and to anticipate and meet customer demands for new products and product enhancements; the impact of loss of a single-source manufacturing facility; changes in customer demand; a downgrade in Dover’s credit ratings; the relative mix of products and services which impacts margins and operating efficiencies; short-term capacity constraints; domestic and foreign governmental and public policy changes including environmental regulations, tax policies, export subsidy programs, R&E credits and other similar programs; unforeseen developments in contingencies such as litigation; protection and validity of patent and other intellectual property rights; and the cyclical nature of some of Dover’s companies. Dover Corporation refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as its reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause its actual results to differ materially from its current expectations and from the forward-looking statements contained in this press release. Dover Corporation undertakes no obligation to update any forward-looking statement.

INVESTOR SUPPLEMENT - FIRST QUARTER 2012

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)(in thousands, except per share data)

	Three Months Ended March 31,
	2012	2011
Revenue	$2,063,364	$1,812,078
Cost of goods and services	1,283,040	1,100,327
Gross profit	780,324	711,751
Selling and administrative expenses	480,880	453,427
Operating earnings	299,444	258,324
Interest expense, net	30,027	28,318
Other expense, net	2,622	1,188
Earnings before provision for income taxes and discontinued operations	266,795	228,818
Provision for income taxes	69,968	54,027
Earnings from continuing operations	196,827	174,791
(Loss) earnings from discontinued operations, net	(764)	20,114
Net earnings	$196,063	$194,905

Comprehensive earnings	$237,305	$266,566

Basic earnings per common share:
Earnings from continuing operations	$1.07	$0.94
Earnings from discontinued operations, net	-	0.11
Net earnings	1.07	1.04

Weighted average shares outstanding	183,737	186,659

Diluted earnings per common share:
Earnings from continuing operations	$1.05	$0.92
Earnings from discontinued operations, net	-	0.11
Net earnings	1.05	1.03

Weighted average shares outstanding	186,706	190,090

Dividends paid per common share	$0.315	$0.275

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2012	2011
	Q1	Q1	Q2	Q3	Q4	FY 2011
REVENUE
Communication Technologies	$357,575	$269,582	$288,843	$405,357	$396,295	$1,360,077

Energy	531,570	425,424	454,327	510,608	510,390	1,900,749

Engineered Systems
Fluid Solutions	180,364	163,196	178,031	173,804	162,590	677,621
Refrigeration & Industrial	642,213	560,453	645,573	649,768	568,844	2,424,638
Eliminations	(453)	(382)	(424)	(431)	(287)	(1,524)
	822,124	723,267	823,180	823,141	731,147	3,100,735

Printing & Identification	352,332	394,627	429,497	400,515	368,325	1,592,964

Intra-segment eliminations	(237)	(822)	(877)	(1,015)	(1,671)	(4,385)

Total consolidated revenue	$2,063,364	$1,812,078	$1,994,970	$2,138,606	$2,004,486	$7,950,140

NET EARNINGS
Segment Earnings:
Communication Technologies	$46,556	$47,325	$54,527	$53,433	$71,097	$226,382
Energy	132,115	93,051	110,447	125,268	121,871	450,637
Engineered Systems	122,092	98,235	128,570	125,529	92,852	445,186
Printing & Identification	32,605	54,637	67,967	59,447	44,483	226,534
Total Segments	333,368	293,248	361,511	363,677	330,303	1,348,739
Corporate expense / other	36,546	36,112	35,391	34,083	32,393	137,979
Net interest expense	30,027	28,318	28,157	30,061	29,060	115,596
Earnings from continuing operations before provision for income taxes	266,795	228,818	297,963	299,533	268,850	1,095,164
Provision for income taxes	69,968	54,027	58,765	76,095	59,912	248,799
Earnings from continuing operations	196,827	174,791	239,198	223,438	208,938	846,365
Earnings (loss) from discontinued operations, net	(764)	20,114	10,571	(51,158)	69,351	48,878
Net earnings	$196,063	$194,905	$249,769	$172,280	$278,289	$895,243

SEGMENT OPERATING MARGIN
Communication Technologies	13.0%	17.6%	18.9%	13.2%	17.9%	16.6%
Energy	24.9%	21.9%	24.3%	24.5%	23.9%	23.7%
Engineered Systems	14.9%	13.6%	15.6%	15.2%	12.7%	14.4%
Printing & Identification	9.3%	13.8%	15.8%	14.8%	12.1%	14.2%
Total Segment	16.2%	16.2%	18.1%	17.0%	16.5%	17.0%

DEPRECIATION AND AMORTIZATION EXPENSE
Communication Technologies	$31,513	$18,685	$18,533	$34,360	$30,261	$101,839
Energy	21,184	18,573	18,765	19,399	21,082	77,819
Engineered Systems	19,582	18,415	18,816	18,332	19,213	74,776
Printing & Identification	11,206	11,372	11,685	11,548	11,543	46,148
Corporate	700	586	626	636	713	2,561
	$84,185	$67,631	$68,425	$84,275	$82,812	$303,143

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(continued)
(unaudited)(in thousands)

	2012	2011
	Q1	Q1	Q2	Q3	Q4	FY 2011
BOOKINGS
Communication Technologies	$356,386	$274,611	$309,734	$410,616	$349,579	$1,344,540

Energy	585,775	495,125	472,543	498,212	519,525	1,985,405

Engineered Systems
Fluid Solutions	184,711	173,626	175,539	174,772	158,895	682,832
Refrigeration & Industrial	711,911	660,449	623,929	602,488	625,840	2,512,706
Eliminations	(408)	(733)	(884)	179	(1,378)	(2,816)
	896,214	833,342	798,584	777,439	783,357	3,192,722

Printing & Identification	347,368	438,526	386,259	384,085	353,849	1,562,719

Intra-segment eliminations	(609)	(2,736)	(3,370)	(2,452)	(3,153)	(11,711)

Total consolidated bookings	$2,185,134	$2,038,868	$1,963,750	$2,067,900	$2,003,157	$8,073,675

BACKLOG
Communication Technologies	$435,912	$410,843	$431,558	$483,512	$437,320

Energy	296,360	240,198	255,889	243,401	246,351

Engineered Systems
Fluid Solutions	191,327	57,357	54,945	55,230	54,194
Refrigeration & Industrial	598,910	544,995	523,011	469,876	528,118
Eliminations	(132)	(339)	(526)	(94)	(177)
	790,105	602,013	577,430	525,012	582,135

Printing & Identification	177,511	262,629	220,619	197,792	180,871

Intra-segment eliminations	(987)	(704)	(1,178)	(891)	(193)

Total consolidated backlog	$1,698,901	$1,514,979	$1,484,318	$1,448,826	$1,446,484

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data)
	2012	2011
	Q1	Q1	Q2	Q3	Q4	FY 2011
Basic earnings (loss) per common share:
Continuing operations	$1.07	$0.94	$1.28	$1.20	$1.13	$4.55
Discontinued operations	-	0.11	0.06	(0.28)	0.38	0.26
Net earnings	1.07	1.04	1.34	0.93	1.51	4.82

Diluted earnings (loss) per common share:
Continuing operations	$1.05	$0.92	$1.26	$1.19	$1.12	$4.48
Discontinued operations	-	0.11	0.06	(0.27)	0.37	0.26
Net earnings	1.05	1.03	1.32	0.91	1.49	4.74

Adjusted diluted earnings per common share (calculated below):
Continuing operations	$1.05	$0.88	$1.14	$1.18	$1.07	$4.26

Net earnings (loss) and average shares used in calculated earnings (loss) per share amounts are as follows:

Net earnings (loss) :
Continuing operations	$196,827	$174,791	$239,198	$223,438	$208,938	$846,365
Discontinued operations	(764)	20,114	10,571	(51,158)	69,351	48,878
Net earnings	196,063	194,905	249,769	172,280	278,289	895,243

Average shares outstanding:
Basic	183,737	186,659	186,443	185,770	184,686	185,882
Diluted	186,706	190,090	189,705	188,436	187,208	188,887

NOTE:
Earnings from continuing operations are adjusted by discrete and other tax items to derive adjusted earnings from continuing operations and adjusted diluted earnings per common share as follows:
	2012	2011
	Q1	Q1	Q2	Q3	Q4	FY 2011
Adjusted earnings from continuing operations:
Earnings from continuing operations	$196,827	$174,791	$239,198	$223,438	$208,938	$846,365
Less: Gains from discrete and other tax items	1,432	8,016	22,338	2,390	8,590	41,334
Adjusted earnings from continuing operations	$195,395	$166,775	$216,860	$221,048	$200,348	$805,031

Adjusted diluted earnings per common share:
Earnings from continuing operations	$1.05	$0.92	$1.26	$1.19	$1.12	$4.48
Less: Gains from discrete and other tax items	-	0.04	0.12	0.01	0.05	0.22
Adjusted earnings from continuing operations	$1.05	$0.88	$1.14	$1.18	$1.07	$4.26

DOVER CORPORATION
QUARTERLY FREE CASH FLOW
(unaudited)(in thousands)

	2012	2011
	Q1	Q1	Q2	Q3	Q4	FY 2011

Cash flow from operating activities	$160,127	$117,503	$205,260	$376,614	$358,852	$1,058,229
Less: Additions to property, plant and equipment	(71,429)	(51,379)	(72,338)	(65,000)	(83,092)	(271,809)
Free cash flow	$88,698	$66,124	$132,922	$311,614	$275,760	$786,420

Free cash flow as a percentage of earnings from continuing operations	45.1%	37.8%	55.6%	139.5%	132.0%	92.9%

Free cash flow as a percentage of revenue	4.3%	3.6%	6.7%	14.6%	13.8%	9.9%